Exhibit 10.2

CONSULTING AGREEMENT

CONSULTING AGREEMENT dated February 1, 2017, by and between Ingevity Corporation (the "Company") and Edward A. Rose (the "Consultant").

WHEREAS, the parties are entering into a Separation and Release Agreement as of even date herewith, and the parties desire to enter into this Consulting Agreement as part of the overall restructuring arrangements being entered into in connection with Consultant’s separation from the Company (the “Separation Agreement”);

WHEREAS, the Company desires to retain the services of Consultant, and Consultant desires to render such services to the Company;

NOW, THEREFORE, it is agreed as follows:

1.    Services. During the period from the date of this Agreement through April 30 (the “Consulting Period”), the Consultant agrees to be available to assist the Company with transitional matters related to Consultant’s retirement from the Company (the “Services”). It is anticipated that such services shall occupy no more than 15% of Consultant’s business time in any given week. Such services shall be performed remotely and generally at such time(s) as shall be mutually convenient.

2.    Compensation. Consultant shall be paid $33,333 per month during the Consulting Period, payable on a monthly basis, for a total amount of $100,000 for the Consulting Period as a whole.

3.    Termination. The Company may terminate this Agreement in the event that Executive shall be in material breach of Sections 6, 8 or 9 of the Separation Agreement; provided, however, that Executive shall be given ten days’ prior notice and opportunity to cure.

4.    Independent Contractor Status.
(a) Consultant's relationship with the Company shall be as an independent contractor and not as an employee, joint venturer, partner, or otherwise. Consultant shall be solely responsible for the payment of all income and self-employment taxes, and any other taxes, on the amounts paid to the Consultant pursuant to the terms of this agreement.
(b) Consultant shall not be entitled to participate in any employee welfare or benefit plans of the Company, nor shall Consultant be entitled to sick or vacation days.
(c) Consultant shall have no authority to bind or speak for or on behalf of the Company.

5.    Miscellaneous. This Agreement shall be governed by the laws of the State of South Carolina.

Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have hereunto set their respective signatures as of the day and year first above written.

INGEVITY CORPORATION

By_/s/ D. Michael Wilson______
D. Michael Wilson
President and CEO

/s/ Edward A. Rose_________
Edward A. Rose